UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 7, 2023

CEVA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-49842	77-0556376
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15245 Shady Grove Road, Suite 400, Rockville, MD 20850
(Address of Principal Executive Offices, and Zip Code)

(240) 308-8328
Registrant’s Telephone Number, Including Area Code

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CEVA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2023 (the “Effective Date”), the Board of Directors (the “Board”) of CEVA, Inc. (the “Company”) adopted, based on the recommendation of the Compensation Committee of the Board, a First Amendment (the “ESPP Amendment”) to the CEVA, Inc. Amended and Restated 2002 Employee Stock Purchase Plan (the “ESPP”). Pursuant to the ESPP Amendment, the start dates for purchase periods and offer periods under the ESPP have been moved from February 1 and August 1 of any year to March 1 and September 1, respectively, with the end dates for any pending purchase and offer periods under the ESPP extended by a month.

The foregoing description of the ESPP Amendment is a summary only and is qualified in its entirety by reference to the full text of the ESPP Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 7, 2023, the Board approved and adopted amendments to the advance notice provisions of Article II, Sections 2.9 and 2.10 of the Company’s amended and restated bylaws (the “Bylaws”) to update the procedural and disclosure requirements applicable to director nominations and other business submitted by stockholders by, among other things:

●
expanding upon the timing requirements for notice relating to the following: (i) in the event no annual meeting was held in the previous year or if the date of the annual meeting has been changed by more than thirty days before or more than sixty days after the one-year anniversary of the previous year’s annual meeting; and (ii) when a stockholder is not seeking inclusion of a proposal in the Company’s proxy statement or information statement for the annual meeting;

●
clarifying the requirements around and the ability of stockholders to make director nominations in the event the Company calls a special meeting of stockholders for the purpose of electing one or more directors to the Board;

●
adding a requirement for stockholders to update and supplement their notice so that information provided in such notice is true and correct as of the record date and as of the date of the stockholder meeting;

●	expanding upon the information and representations that stockholders are required to provide to the Company in connection with a stockholder nomination or proposal;

●	clarifying that the number of nominees a stockholder may nominate for election at a stockholder meeting may not exceed the number of directors to be elected at such meeting;

●
adding obligations on proposed stockholder nominees for election as director to deliver to the Company a written questionnaire and a written representation and agreement with respect to certain matters specified in the Bylaws and, upon request from the Board, to submit to interviews with the Board or any committee thereof;

●
adding a requirement that a stockholder must indemnify the Company in respect of any loss arising as a result of any false or misleading information or statement submitted by the stockholder in connection with a director nomination; and

●	certain other non-substantive changes.

The complete text of the Bylaws is filed as Exhibit 3.1 hereto and incorporated herein by reference. The foregoing description of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the Bylaws as filed hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

3.1	Amended and Restated Bylaws of CEVA, Inc., effective as of November 7, 2023
10.1*	First Amendment to the CEVA, Inc. Amended and Restated 2002 Employee Stock Purchase Plan, effective as of November 7, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Management contract or compensatory plan or arrangement
Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEVA, INC.

Date: November 7, 2023	By:	/s/ Yaniv Arieli
	Name:	Yaniv Arieli
	Title:	Chief Financial Officer